REPLACEMENT PROMISSORY NOTE

$6,000,000.00	Dated: January 4, 2005 Indianapolis, Indiana

        FOR VALUE RECEIVED, the undersigned BIOANALYTICAL SYSTEMS, INC., an Indiana corporation (the "Borrower"), hereby promises to pay to the order of NATIONAL CITY BANK OF INDIANA, as successor to The Provident Bank ("Bank"), or its assigns, at its principal office at Indianapolis, Indiana, or at such other place as the holder hereof may designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of Six Million Dollars ($6,000,000), or so much thereof as may be advanced and outstanding from time to time, together with interest on the unpaid principal balance existing from time to time at the per annum rates and on the dates set forth in the Agreement (hereinafter defined). The entire unpaid balance of principal, and all accrued and unpaid interest thereon, shall be due and payable on the Facility 1 Maturity Date, and Borrower shall make such mandatory principal payments as are required to be made under the terms of Section 2.3 of the Agreement.

        Bank shall, and is hereby authorized to, record in accordance with its usual practice, the date and amount of each advance and each principal payment hereunder.

        This Note is issued pursuant to, is entitled to the benefit of, and is subject to the provisions of that certain Amended and Restated Credit Agreement between Borrower and Bank dated of even date herewith (as the same may be amended from time to time, the "Agreement"). Advances under this Note shall be made in accordance with the Agreement. The Agreement, among other things, contains a description of the collateral securing this Note, the definitions of the proper nouns used herein and provisions for acceleration of the maturity hereof upon the happening of certain stated events.

        Subject to the terms of the Agreement, Borrower may borrow, prepay, reborrow and repay the principal amount of this Note at any time and from time to time.

        If Borrower fails to make the payment of any installment of principal or interest, as provided in the Agreement, when due, or upon the occurrence of any other Default, then in any of such events, or at any time thereafter prior to such Default being cured, the entire principal balance of this Note, and all accrued and unpaid interest thereon, irrespective of the maturity date specified herein, together with reasonable attorneys' fees and other costs incurred in collecting or enforcing payment or performance hereof and with interest from the date of Default on the unpaid principal balance hereof at the Default rate specified in the Agreement, shall, at the election of the holder hereof (except as otherwise provided for automatic acceleration on the occurrence of certain Defaults specified in the Agreement), and without relief from valuation and appraisement laws, become immediately due and payable.

        If any payment is not received by Bank within ten (10) days after its due date, Bank may assess and Borrower agrees to pay a late fee equal to the greater of: (a) five percent (5%) of the past due amount, or (b) Twenty Dollars ($20.00). This late fee shall be in addition to, and not in lieu of, any other remedy Bank may have and is in addition to any reasonable fees and charges of any attorneys which Bank is entitled to employ, whether authorized herein or by law.

Page 1 of a Note containing Two Pages dated January 4, 2005 from BIOANALYTICAL SYSTEMS, INC. to NATIONAL CITY BANK OF INDIANA.

        Borrower and all endorsers, guarantors, sureties, accommodation parties hereof and all other parties liable or to become liable for all or any part of this indebtedness, severally waive demand, presentment for payment, notice of dishonor, protest and notice of protest and expressly agree that this Note and any payment coming due under it may be extended or otherwise modified from time to time without in any way affecting their liability hereunder.

        This Note completely replaces that certain Promissory Note dated October 29, 2002 from Borrower to Bank in the face amount of $6,000,000, and continues to represent the same indebtedness as evidenced by such Promissory Note.

        This Note shall be construed according to and governed by the laws of the State of Indiana. Notice of acceptance of this Note is hereby waived by Borrower.

        Any action, claim, counterclaim, crossclaim, proceeding, or suit, whether at law or in equity, whether sounding in tort, contract, or otherwise at any time arising under or in connection with this Note or any other Loan Document, the administration, enforcement, or negotiation of this Note or any other Loan Document, or the performance of any obligation in respect of this Note or any other Loan Document (each such action, claim, counterclaim, crossclaim, proceeding, or suit, an "Action") may be brought in any federal or state court located in Marion County, Indiana. Borrower hereby unconditionally submits to the jurisdiction of any such court with respect to each such Action and hereby waives any objection Borrower may now or hereafter have to the venue of any such Action brought in any such court. BORROWER HEREBY, AND EACH HOLDER OF THIS NOTE, BY TAKING POSSESSION HEREOF, KNOWINGLY AND VOLUNTARILY WAIVES JURY TRIAL IN RESPECT OF ANY ACTION.

        IN WITNESS WHEREOF, Borrower has caused this Note to be executed by its duly authorized officer as of the day and year first hereinabove written.

BIOANALYTICAL SYSTEMS, INC. By: /s/ Michael R. Cox Its: VP — Finance

Page 2 of a Note containing Two Pages dated January 4, 2005 from BIOANALYTICAL SYSTEMS, INC. to NATIONAL CITY BANK OF INDIANA.